Exhinit 10 - SoliDAM Acquisition

                                    AGREEMENT

     This Agreement (the "Agreement"), made this 31st day of August, 2004 among, Satellite Enterprises Corp. ("Satellite") and SolidGroup ("SolidGroup").

     WHEREAS;

     A.   Satellite is a public company trading under the symbol "SENR".

     B. The parties hereto deem it to be in the best interest of each of them that Satellite, acquire a 52% interest SoliDAM from SolidGroup.

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A. PURCHASE AND PAYMENT

     1. Purchase and Sale of Stock.

          1.1. SolidGroup agrees to sell to Satellite 52% of all the issued and outstanding stock of SoliDAM all of which are owned by SolidGroup (collectively, the "Stock").

          1.2. The Acquisition and payment for the Stock by SoliDAM shall take place at the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by SolidGroup, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

     2. Purchase Price.

     The aggregate purchase price of the Stock (the "Purchase Price"), shall be a giving from Satellite to SoliDAM a Eur. 100,000.00 subordinated loan plus giving to SolidGroup 919,926 shares of Satellite, to be delivered at closing.

B. CLOSING

     The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of Satellite on August 31st, 2004 or such other place or date as shall be agreed upon by all the parties ("the Closing date").


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     IN WITNESS  HEREOF,  the parties  hereto have  respectively  executed  this
Agreement the day and year first above written.

                                            SATELLITE ENTERPRISES CORP.

                                            By: /s/ Roy Piceni
                                              ----------------------------------
                                                Roy Piceni


                                            SOLIDGROUP.

                                            By: /s/ Harry Puts
                                              ---------------------------------
                                                Harry Puts, Advisor



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